Exhibit 3.10

CERTIFICATE OF FORMATION

OF

CIFC ASSET MANAGEMENT KSA LLC

This Certificate of Formation of CIFC Asset Management KSA LLC (the “LLC”), dated as of April 15, 2015, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is “CIFC Asset Management KSA LLC”.

SECOND: The address of the registered office of the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporate Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 15th day of April, 2015.

/s/ Jeanette Miller
By:	Jeanette Miller
Title:	Authorized Person